UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 27, 2018
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2018 (the “Effective Date”), DXC Technology Australia Pty Limited (the “Initial Borrower”) and Mizuho Bank, Ltd., as administrative agent (in such capacity, the “Agent”) entered into a term loan credit agreement (the “AUD Term Loan Agreement”).  DXC Technology Company (“DXC”) is a guarantor under the AUD Term Loan Agreement.

The AUD Term Loan Agreement is an A$400 million delayed-draw senior unsecured term loan (the “Initial Term Facility”).  Key terms under the AUD Term Loan Agreement include:

•	Ability to add borrowers, guarantors and lenders, and to increase commitments to A$800 million with lender consent;

•	Advances in respect of the Initial Term Facility may be requested from and including the Effective Date to and including the date that is three months after the Effective Date;

•	Prepayment of outstanding amounts is permitted at any time, and any payment of principal under the AUD Term Loan Agreement cannot be redrawn;

•
Advances will bear interest at a variable rate equal to the BBSY Bid (as defined in the AUD Term Loan Agreement) for a one, two, three or six-month interest period (or any other period agreed between DXC and the Agent (acting on the instructions of the majority lenders)), plus a margin of between 0.60% and 0.95%, based on a pricing grid based on the published credit ratings of DXC;

•	The Initial Term Facility is scheduled to mature on November 27, 2020, with advances under the Initial Term Facility to be repaid without prior amortization; and

•	Proceeds are expected to be used for general corporate purposes and/or repay certain existing indebtedness.

The AUD Term Loan Agreement contains representations, warranties, covenants and events of default customary for facilities of this type and consistent with DXC’s existing Amended and Restated Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) by and among DXC (as successor to Computer Sciences Corporation), the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, Citicorp International Limited, as tranche B sub-agent, and Citibank International PLC, London Branch, as swing line sub-agent.  The AUD Term Loan Agreement includes various customary remedies for the lenders following an event of default, including the acceleration of repayment of outstanding amounts due under the AUD Term Loan Agreement.

The foregoing description of the AUD Term Loan Agreement is only a summary and is qualified in its entirety by reference to the full text of the AUD Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed herewith.

Exhibit No.	Description
10.1
Syndicated Facility Agreement, dated as of November 27, 2018, by and among DXC Technology Australia Pty Limited, as initial borrower, the other borrowers from time to time party thereto, DXC Technology Company, as guarantor, the other guarantors from time to time party thereto, the lenders from time to time party thereto and Mizuho Bank, Ltd., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	November 30, 2018	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer